EXHIBIT 10

                              EMPLOYMENT AGREEMENT



THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of January, 2006 (the "Agreement"), between Infocrossing, Inc., a Delaware corporation (the "Company") and Richard C. Giordanella (the "Executive").


                                    RECITALS
WHEREAS, the Company desires to employ the Executive and to enter into this Agreement embodying the terms of such employment; and WHEREAS, the Executive desires to enter into this Agreement and to accept employment with the Company, subject to the terms and conditions of this Agreement.

                                    AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

1. Employment.

     The Company hereby employs the Executive to render services as the President Enterprise Application Services and shall report directly to the President of the Company. The Executive hereby accepts such employment and agrees to render his services (unless prevented by sickness, injury or other incapacity) fully, faithfully, and to the best of his ability. The Executive's services shall be exclusive to the Company, except that the Executive may engage in charitable and community activities and give attention to his outside investment interests so long as such activities do not interfere with the performance of his duties hereunder. The Executive may continue to serve on any advisory boards or boards of directors of private companies on which he is currently serving as of the date of this Agreement and on advisory boards to private investment funds on which he is currently serving as of the date of this Agreement, provided that such activities do not interfere with the performance of his duties under this Agreement and that the Executive reimburses the Company for the Company's cost in maintaining a separate directors and officers liability policy with a claims made limit of $5 million, having the Company as the beneficiary, with respect to the Executive's activities on any such boards.

2. Term.

     The Term shall commence on January 1, 2006 (the "Commencement Date") and shall continue for a period of three (3) years from the Commencement Date, unless terminated sooner in accordance with the terms and conditions of this Agreement. The Term shall automatically be extended for successive one-year periods unless either party, at least three (3) months before the scheduled expiration date, provides written notice of non-renewal to the other party.

3. Compensation and Benefits.

     (a) Base Salary The Company shall pay to the Executive a base salary (the "Base Salary") of $300,000 and shall be subject to review no less than annually, and any increase in the Base Salary shall, from and after the effective time of such increase, constitute the "Base Salary" for purposes of this Agreement; provided, that the Base Salary shall not be reduced below $300,000. The Base Salary shall be payable to the Executive in installments on the Company's normal payroll dates.

     (b) Bonus The Executive is eligible to earn a bonus (the "Bonus") in an amount up to one hundred percent (100%) of the Base Salary in accordance with parameters to be determined by the Options and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The parameters are to be weighted as follows: seventy percent (70%) based on the performance of the Enterprise Application Services business unit and thirty percent (30%) based on the Company's performance. Criteria for earning the Bonus will be based equally on achievement of qualitative performance goals and quantitative organic revenue growth targets (collectively, the "Performance Objectives") to be established by the Compensation Committee no later than as follows: March 31 for the calendar year 2006 and December 31 of each of the following applicable calendar years during the Term of this Agreement. The Performance Objectives will include targets for organic growth in revenue and growth in earnings before interest taxes and depreciation ("EBITDA"). Revenue growth and operating synergies attributable to acquisitions may be considered by the Compensation Committee, in its sole discretion, to determine the level of the Bonus earned by the Executive in an applicable year. Bonuses will be paid on or before March 15 following the end of the calendar year in which the Bonus had been earned. For calendar year 2006 only, the Executive will earn a minimum Bonus of $120,000 payable in equal installments of $5,000 per semimonthly pay period during the year (the "Guaranteed First Year Bonus"). Any Bonus otherwise earned for 2006 shall be reduced by $120,000.

     (c) Options Subject and pursuant to the terms and conditions of the Company's 2005 Stock Plan (the "Plan"), and provided the Executive is actively employed on January 1, 2007, the Executive shall be granted an option to acquire 75,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), vesting ratably at the end of each month of 2007. If the Executive is actively employed on January 1, 2008, the Executive shall be granted an option to acquire an additional 50,000 shares vesting ratably at the end of each month of 2008. Each option shall not be an Incentive Stock Option, as defined in
Section 422A of the Internal Revenue Code of 1986 (the "Code"). All such non-qualified stock options shall have a term of ten (10) years from the date of grant, be exercisable at a price equal to the Fair Market Value (as defined in the Plan) on the date of grant, and exercisable in accordance with the terms of the Plan. For purposes of this Section 3(c), "actively employed" shall mean that the Executive is rendering services to the Company (unless prevented by sickness, injury or other incapacity, excluding Disability, as defined in
Section 6(a) of this Agreement) and no Severance Period, as defined in Section 7(b), had commenced on or prior to the applicable date. The provisions of the form of stock option agreement under the Company's 2005 Stock Plan, a copy of which is attached hereto as Schedule A, are hereby incorporated by reference.

     (d) Legal Expense Reimbursement The Company will reimburse the Executive in an amount not to exceed $10,000 for the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and execution of this Agreement. Such reimbursement will be compensation to the Executive and paid to him promptly upon the submission of an invoice for such fees.

     (e) Withholding In addition to employee contributions to the Company's insurance and other benefit plans, the Company shall deduct and withhold from any compensation payments payable to the Executive all social security and other federal, state, and local taxes and charges in the minimum amounts (or such greater amounts as the Executive may from time to time request) which currently are or which hereafter may be required by law to be so deducted and withheld, including withholding pursuant to bonus withholding rates, as applicable. The Executive's employee contributions and withheld taxes, charges, etc., shall be referred to as "Payroll Deductions."

4. Executive Benefits.

     (a) Vacation and Other Leave During the Term, the Executive shall be entitled to twenty (20) days paid vacation accruing at the rate of 1.67 days per month. Carrying over unused vacation time to subsequent periods shall be permitted only in accordance with applicable Company policies generally in effect for officers of the Company at the end of an applicable period. The Executive shall not accrue any vacation during the Severance Period as defined in Section 7(b). In addition to vacation, the Executive also shall receive such other holiday, sick leave, personal days and other "leave" benefits commensurate with his position as a senior officer of the Company and in accordance with the Company's regular policies, as may be amended from time to time by the Company in its sole discretion, in effect with respect to senior officers of the Company.

     (b) Group Medical, Life and Disability Insurance During the Term of this Agreement, the Executive shall be entitled to participate in all of the Company's group health, life and disability insurance plans and in any other plans that may become generally available to officers and employees of the Company on the same terms as and as generally provided to its senior officers from time to time.

     (c) Pension and Profit Sharing Plans During the Term of this Agreement, the Executive shall be entitled to participate, at the Company's expense, in all pension, profit sharing and retirement plans now existing or hereafter established by the Company for employees of the Company (to the extent permitted by the terms of each such plan); provided, that such plans will remain in effect only for so long as the Board of Directors deems it to be in the best interest of the Company to do so. As of the Commencement Date, the Company's only plan is a 401(k) plan.

     (d) Automobile Allowance The Executive shall receive an unaccountable automobile allowance (the "Automobile Allowance") in the amount of $500 per month to compensate the Executive for the business use of his personal automobile in connection with local travel. The Automobile Allowance shall be subject to applicable Payroll Deductions.


5. Expenses.

     The Company shall reimburse the Executive for all reasonable business expenses, other than expenses for the business use of the Executive's personal automobile in connection with local travel, upon presentation of appropriate vouchers or receipts, in accordance with the Company's expense reimbursement policies, for all reasonable out-of-pocket business, travel and telecommunications expenses, including, without limitation, for the use of a cellular phone or for the maintenance and use of a home-based office in accordance with the Company's policies, incurred or expended by the Executive in connection with the performance of his duties under this Agreement; provided, however, that the Executive shall abide by the Company's business expense and travel policies. The Company shall also reimburse the Executive for all of the Executive's reasonable accounting, tax, legal, and estate planning expenses to the extent such reimbursement is provided to executives of the Company of the same seniority as Executive (expressly excluding the Chief Executive Officer, Chief Operating Officer and Chairman of the Company).


6. Termination.

     (a) Death, Disability, Expiration of Term The Executive's employment under this Agreement shall terminate upon the death or Disability of the Executive or upon the expiration of the Term as provided herein. Disability shall exist if the Executive is "Disabled." For purposes of this Agreement: (i) the Executive shall be "Disabled" if after any period of leave required by federal or state law, a medically determinable physical or mental impairment or condition renders the Executive incapable of performing his essential job functions of the position for which he was hired or performing at the time such medical determination was made; (ii) in making the determination of whether the Executive is Disabled, the Company and the Executive shall consider any reasonable accommodations that might enable the Executive to safely and successfully perform his essential job functions provided that: (A) the Executive or his medical care provider advises the President of the Company of such potential accommodations; (B) the Executive or his medical care provider submits documentation establishing that the Executive's physical or mental impairment or condition substantially limits one or more major life activities; and (C) the accommodation sought or proposed by the Executive or his medical care provider does not pose an undue hardship on the Company; (iii) without limiting the foregoing, the Executive's receipt of disability benefits under the Company's disability benefit plans or any privately owned long term disability insurance plan, or receipt of Social Security disability or workers' compensation benefits shall be deemed conclusive evidence of Disability for purposes of this Agreement and shall dispense with any need for the Company to determine that the Executive is Disabled; (iv) upon making the determination referenced in 6(a)(i), the Company shall provide the Executive with thirty (30) days written notice setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Disability. Such termination shall not be effective if the Executive returns to regular and full-time performance of the Executive's essential job functions within such thirty (30) day period. The Company shall, in its sole and reasonable discretion, determine whether the Executive has returned to regular and full-time performance of the Executive's essential job functions.

     (b) Cause The Executive's employment may be terminated for "Cause." For purposes of this Agreement, "Cause" shall exist if: (i) the Executive is convicted of a felony; (ii) the Executive willfully and continually fails to substantially perform his lawful duties hereunder (other than as a result of incapacity due to physical or mental injury or illness), after the President delivers a written demand for substantial performance to the Executive that specifies the manner in which the Company believes the Executive has failed substantially to perform his duties hereunder and the Executive shall not have corrected such failure within fourteen (14) business days (or, if such failure cannot be corrected immediately, commenced and is diligently pursuing the correction of such failure) after his receipt of such demand; or (iii) the Executive engages in willful misconduct in the performance of his duties hereunder that is demonstrably and materially injurious to the Company. A termination of the Executive's employment by the Company for Cause shall be effectuated by the President's delivery of a written notice of the termination to the Executive ("Notice of Termination for Cause"), which specifies the manner in which the Company believes the Executive has failed substantially to perform his duties hereunder. Termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than 60 days after the notice is given). The Executive will be provided a period of fourteen (14) days from the date of the Notice of Termination for Cause to request a meeting with the Board (at which he may be represented by counsel of his choice) to defend himself against such allegations and to take any appropriate remedial action. If the Executive shows that the allegations are untrue or takes appropriate remedial action to address the allegations, the Company will not terminate the Executive's employment for Cause.

     (c) Without Cause or Good Reason The Company may terminate this Agreement at any time without Cause, and the Executive may terminate this Agreement at any time without Good Reason, upon ninety (90) days prior written notice to the other.

     (d) Good Reason The Executive may terminate his employment with the Company hereunder at any time during the Term for Good Reason (a "Termination for Good Reason"). It is expressly acknowledged that non-extension of the Term and the Company's notifying the Executive that it does not wish to extend the Term shall not constitute grounds for a Termination for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (i) the material modification of the Executive's position, duties, responsibilities or reporting obligations under this Agreement, including but not limited to requiring the Executive to report directly to any person(s) other than the President, Chairman or other similarly senior executive of the Company, (ii) requiring the Executive to relocate his principal residence and (iii) the Company's material breach of any obligation under this Agreement or any related agreement with the Executive.

     (e) Notice of Termination Any termination of the Executive's employment by the Company pursuant to this Section 6, other than in the instances of the death of the Executive or upon the expiration of the Term as provided in Section 6(a), shall be communicated by a written notice. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (f) Date of Termination "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, or by reason of his Disability, the date all of the conditions to constitute a Disability have occurred, or, if upon expiration of the Term, the last day of the Term and (ii) if the Executive's employment is terminated either for Cause or Poor Performance, the date specified in the Notice of Termination.

     (g) Survival The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement as an entirety or to adversely affect the respective continuing rights and obligations of the parties under Section 8 of this Agreement, which shall survive the effective date of such termination of employment.

7. Compensation Upon Termination of Employment.

     (a) Termination for Cause or without Good Reason In the event the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, (i) the Executive shall be owed all compensation and benefits accrued through the Date of Termination; (ii) the Executive shall receive such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant; and
(iii) the Company shall have no further obligation to the Executive other than as set forth in this Section 7(a).

     (b) Termination by the Company without Cause or by the Executive for Good Reason In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive (i) all compensation and benefits accrued through the Date of Termination; (ii) the "Severance Benefit" as described below (except in the instance of the death or Disability of the Executive, in either case there shall be no Severance Benefit); and (iii) such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant.

     The severance period shall equal: (i) six (6) months beginning on the day following the Date of Termination if such date occurs prior to the first anniversary of the Commencement Date; (ii) seven (7) months if the Date of Termination occurs on or after the first anniversary but prior to the second anniversary of the Commencement Date (the "Extended Severance Period") or (iii) eight (8) months if the Date of Termination occurs on or after the second anniversary of the Commencement Date (the "Additional Extended Severance Period"). Each of the periods described in clauses (i), (ii) or (iii), as the case may be, is hereafter referred to as the "Applicable Severance Period".

     The "Severance Benefit" shall equal the Executive's semimonthly Base Salary at the time of termination plus any unpaid portion of the Guaranteed First Year Bonus. The Severance Benefit shall be paid semimonthly, in arrears, during the Applicable Severance Period. All payments of the Severance Benefit shall be net of applicable Payroll Deductions. If the Executive accepts employment or a consulting engagement with a third party, the amount of any remaining installments of the Severance Benefit that would have been payable to the Executive during either the Extended Severance Period or the Additional Extended Severance Period, if any, shall be reduced by one hundred percent (100%); provided that if the Executive accepts such employment or consulting engagement during either such period, if any, such 100% reduction shall be effective only as of the date such employment or consulting engagement commences. For the avoidance of doubt, the Applicable Severance Period shall at no time be less than six (6) months.

     If the Executive is liable for the payment of any excise tax (the "Basic Excise Tax") pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor or like provision, with respect to any payment or property transfers received or to be received under this Agreement, the Company shall pay the Executive an amount (the "Special Reimbursement") which, after payment to the Executive (or on the Executive's behalf) of any federal, state and local taxes, including, without limitation, any further excise tax under said Section 4999, attributable to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax. The Special Reimbursement shall be paid as soon as practicable after it is determined by the Company or the Executive and reviewed for accuracy by the Company's certified public accountants.

     The Company shall have no further obligation to the Executive for termination without Cause or a termination by the Executive for Good Reason other than as set forth in this Section 7(b).

     (c) Termination for Death or Disability If the Executive's employment is terminated due to the death or Disability of the Executive, the Executive's estate, heirs, legatees, or beneficiaries, as the case may be, shall be entitled to receive all compensation and benefits accrued through the Date of Termination as well as such other benefits, if any, as may be provided under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which the Executive had been a participant. The Company shall have no further obligation to the Executive, or to his estate, or to his heirs, legatees, or beneficiaries other than as set forth in this Section 7(c).

8. Non-Solicitation; Confidentiality

     (a) The Executive agrees and acknowledges that for a period of eighteen
(18) months after the termination of the Executive's employment with the Company for any reason, except if the Executive is entitled to receive the Severance Benefit, in which case the period shall be eighteen (18) months after the due date of the final installment of the Severance Benefit, the Executive shall not, on behalf of himself or any other person, firm or entity, directly or indirectly
(i) solicit any customer or prospective customer of the Consolidated Business with whom he had material contact for the purpose of offering or providing information technology consulting services that compete with those offered or provided by the Consolidated Business. For purposes of this restriction, "material contact" means interaction for the purpose of offering or providing computer outsourcing services or products to the customer or prospective customer; (ii) solicit for the purpose of offering or providing information technology consulting services in the United States that compete with those offered or provided by the Consolidated Business any customer of the Consolidated Business with whom employees or consultants that Executive supervised in the last twelve (12) months of his employment had material contact (as that phrase is defined in subsection (i)); or (iii) solicit or recruit any employee, consultant, contractor, agent or representative of the Consolidated Business with whom Executive had contact, to end their employment or engagement with the Company. For purposes of this provision, "contact" means interaction for the purpose of conducting the business of the Consolidated Business. The "Consolidated Business" is the business of the Company and each subsidiary of the Company.

     (b) The Executive shall not use for competitive purposes, or divulge to any other person, firm or corporation (otherwise than in furtherance of the business purposes of the Company), any confidential information of the Consolidated Business. "Confidential Information" shall mean all information of a confidential nature and includes information contained in the current and potential customer lists, marketing and business plans and financial records of the Consolidated Business, and specifications of proprietary products under development and not yet marketed or sold by the Consolidated Business; provided, that Confidential Information shall not include (and the restrictions of this Section 8(b) shall not apply to) any information which: (i) is at the time of disclosure, part of the public domain or thereafter through no action of the Executive in violation of this Agreement, becomes a part of the public domain or is generally known in the computer outsourcing industry through no violation of this Agreement; (ii) information which has been publicly disclosed by the Company or any subsidiary in public announcements, press releases or in publicly available governmental filings; or (iii) is required to be disclosed by court order or compliance with governmental requirements or legal process. The confidentiality terms set forth in this Agreement will apply to all Confidential Information that is material non-public information relating to the Consolidated Business under applicable federal or state securities laws until such information ceases being material non-public information. The confidentiality terms set forth in this Agreement will apply to all Confidential Information that constitutes "trade secrets" of the Consolidated Business under applicable New Jersey trade secrets law for so long as such information is not generally known to the public. However, for all Confidential Information that does not rise to the level of being a trade secret under the applicable New Jersey trade secrets law, the confidentiality obligation not to use or disclose shall only survive for a period of eighteen (18) months after the termination of the Executive's employment with the Company for any reason, except if the Executive is entitled to receive the Severance Benefit, in which case the period shall be eighteen (18) months after the due date of the final installment of the Severance Benefit. In addition to the foregoing, the Executive understands that certain federal and state laws impose obligations on the Consolidated Business to respect the privacy of customers and to protect the security and confidentiality of their customers and to prevent the disclosure of other material, non-public information. The Executive agrees that he will obey these laws.

     (c) The Executive agrees that damages at law would not be an adequate remedy for violation of the covenants set forth in this Section 8 by the Executive, and he therefore agrees that these covenants may be specifically enforced against him in any court of competent jurisdiction without the necessity of posting a bond.

     (d) Concurrently with the execution of this Agreement, the Executive shall execute the Company's standard Employee Confidentiality and Invention Assignment Agreement (the "Confidentiality Agreement") and the terms of such Confidentiality Agreement are incorporated herein by this reference. In the event of a conflict between the Confidentiality Agreement and this Agreement, this Agreement shall control.

9. Arbitration.

     Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the third arbitrator, the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne by the Company.

     Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's agreements in Section 8 hereof.

10. Non-Assignability.

     The obligations of the Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

11. Amendment.

     This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by both of the parties hereto that expressly provides that it is an amendment to the Agreement.

12. Notices.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

                           If to the Company to:

                                    Infocrossing, Inc.
                                    2 Christie Heights Street
                                    Leonia, New Jersey 07605
                                    Attention:  Chief Executive Officer
                                    Fax No. 201-840-7126

                           If to the Executive to:

                                    Richard C. Giordanella
                                    45 West 67th Street, #26B
                                    New York, New York 10023
                                    Fax No. 212-799-4291

                           With a copy to:

                                    McCormick & O'Brien, LLP
                                    255 West 36th Street, Eighth Floor
                                    New York, New York 10018
                                    Attn: Charles F. McCormick, Esq.
                                    Fax No. 212-504-9574


or at such other place as may be designated by a party in writing by like notice.

13. Waiver, Modification.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing that expressly states that it is such a waiver, modification or discharge and signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. Severability.

     The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

15. Choice of Law.

     This Agreement shall be governed by the laws of the State of New Jersey, without reference to such State's conflict of law rules.

16. Entire Agreement.

     This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement.

17. Beneficiaries; References.

     The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of his incompetence, all references in the Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

18. Compliance with Section 409A of the Code.

     It is intended that all applicable provisions of this Agreement comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted and operated in accordance with such requirements, where applicable.

19. Interpretation.

     The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

20. No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

21. Representation of the Executive.

     The Executive hereby warrants and represents that he is not bound by any other agreement or subject to any other restriction which would either prevent him from entering into this Agreement or from performing his duties as contemplated hereunder. The Company hereby warrants and represents that all corporate action, consents and approvals on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or have been obtained, and the Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms.

22. Execution in Counterparts.

     This Agreement may be executed by facsimile transmission and in counterparts and all counterparts shall together constitute one and the same instrument.


                        [SEPARATE SIGNATORY PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.


                                     INFOCROSSING, INC.

                                     By: /s/ ROBERT B. WALLACH
                                         --------------------------------
                                         Name: Robert B. Wallach
                                         Title: Vice Chairman, President & COO
                                         Date: January 5, 2006


                                     THE EXECUTIVE

                                     By: /s/ RICHARD C. GIORDANELLA
                                         --------------------------------
                                         Name: Richard C. Giordanella
                                         Date: Janaury 5, 2006

                                   Schedule A




                        STOCK OPTION AGREEMENT UNDER THE
                       INFOCROSSING, INC. 2005 STOCK PLAN


         THIS OPTION AGREEMENT, is made as of this, [Date] by and between INFOCROSSING, INC., a Delaware corporation with its principal office at 2 Christie Heights Street, Leonia, New Jersey, 07605 (the "Company") and [Employee] having an address of [Address](the "Grantee") an employee of the Company or a Subsidiary, pursuant to the Infocrossing, Inc. 2005 Stock Plan (the "Plan"). Any capitalized term not defined in this Option Agreement shall have the meaning ascribed to such term in the Plan.

                                               W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the "Board") is of the opinion that the interests of the Company will be advanced by granting an incentive to employees with outstanding abilities by making it possible for them to purchase shares of the Company's Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business;

WHEREAS, on April 28, 2005, the Board adopted a resolution, subject to stockholder approval, to establish the Plan; and

WHEREAS, on June 13, 2005, the stockholders of the Company approved and adopted the Plan;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Subject and pursuant to the terms and conditions hereinafter set forth and all terms and conditions of the Plan, a copy of which is annexed hereto as Exhibit A and made a part hereof as though set forth fully herein, the Company agrees to and does hereby grant to the Grantee the right and option (the "Option") to purchase an aggregate of [Number] shares of Stock, par value $.01 per share (the "Total Grant"), to be issued as provided in the Plan at the price of [Price] per share as of [Date] (the "Date of Grant").

2. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

3. The Option may be exercised prior to the tenth anniversary of the date of the grant (the "Expiration Date") in installments as to not more than the number of shares and during the respective installment periods (each of which shall be referred to as an "Exercise Period") set forth in the table below:

------------------------------------- ------------------------------------------

Exercise Period                       No. of Shares Exercisable

------------------------------------- ------------------------------------------
On or After [Date]                    One-third of the Total Grant
------------------------------------- ------------------------------------------
The  first day of each of the next    One-thirty-sixth of the Total Grant
twenty-four  months  following [Date]
------------------------------------- ------------------------------------------


         The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any Exercise Period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option. The Grantee shall deliver to the Company written notice of exercise in the form prescribed by the Committee and duly signed by the Grantee. Such exercise shall be effective upon (a) receipt of such written notice by the Company and
         (b) payment in full to the Company of the purchase price upon the exercise of the Option. The Option shall terminate on the earlier of [Expiration_Date] or the date on which the Grantee's employment with the Company is terminated, whereupon the Option shall be canceled as provided in Section 5 and be of no further force and effect.

4. Any exercise of the Option shall be made by the delivery by the Grantee (or his personal representative) of written notice of such exercise to the Company at its principal office at 2 Christie Heights Street, Leonia, New Jersey, 07605, or such other place as the Company may designate from time to time, stating the number of shares of Stock with respect to which the Option is being exercised and payment in full to the Company of the purchase price of the Option. The purchase price for the exercise of the Option may be paid (i) in cash; if allowed by the Committee; (ii) in shares of Stock having a fair market value equal to the purchase price of the Option; (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the Option or the Stock to be received upon exercise;
         (iv) or any combination of the foregoing; and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of the Option; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. The Company shall deliver, or cause to be delivered, to the Grantee (or his personal representative, as the case may be) stock certificates for the number of shares of Stock with respect to which the Option is being exercised against delivery of (i) a written certificate of the Grantee (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the Grantee (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company be reasonably assured that the issuance, delivery and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Stock are listed, if any; provided, however, that if the offer and sale of the shares of Stock upon exercise of the Option is registered under the Act, the Grantee (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon transfer of the shares evidenced thereby as in the opinion of counsel to the Company may be necessary to the lawful and proper issuance of such certificates. In the event of any failure to take and pay for the number of shares of Stock specified in the notice of exercise on the date stated therein, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares of Stock subject to the Option as to which exercise has not yet been made. Delivery of the shares of Stock may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Stock. The Option may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation.

5. In addition to and in furtherance of the provisions of the Plan, the following terms and conditions shall apply to the exercise of the
         Option:

                  (a) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

                  (b) The Option shall expire and all rights thereunder shall end at the expiration of ten years after the date hereof, subject in all cases to earlier expiration as provided in subsections (c) and (d) of this Section 5 in the event of termination of employment, death or the exercise of Stock Appreciation Rights granted in tandem with the Option, if any.

                  (c) During the lifetime of the Grantee, the Option shall be exercisable only by him and only while continuously employed by the Company or a Subsidiary, within three months after he so ceases to be employed either voluntarily or involuntarily without cause (but, in either case, not later than the end of the period set forth in subsection (b) of this Section 5). The Option will terminate on the date of termination of employment of the Grantee for cause.

                  (d) If the Grantee dies within a period during which the Option could have been exercised by him, the Option may, subject to the provisions of Section 8, be exercised within twelve months after his death or such shorter period as the Committee may determine (but not later than the end of the period fixed by the Committee in accordance with the provisions of subsection (b) of this Section 5) by those entitled under his will or the laws of descent and distribution, but only if and to the extent the Option was exercisable by him immediately prior to his death.


6.       The Grantee shall abide by all the terms and conditions of the Plan.

7. Neither the Grantee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Stock issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered to the Grantee (or his legal representative).

8. The Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

9. All payments to the Grantee, or to his or her legal representative, shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to the grant or the exercise of the Option. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.



Dated as of                                   INFOCROSSING, INC.
            -------------------------
ATTEST:                                       By:
                                                  -----------------------------
                                                  Zach Lonstein
--------------------------------------            Chairman of the Board

         The Grantee hereby acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof and the terms and provisions of this Option Agreement dated [Date] for [Number] shares of Stock, and the Grantee hereby accepts the Option subject to all the terms and provisions thereof and herein. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan. The Grantee hereby authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant or the exercise of the Option, or any part thereof.



Dated as of
            ----------------------------              --------------------------
                                                      Grantee: